UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. __)

Check the appropriate box:

|X|           Preliminary Information Statement

|_|            Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|            Definitive Information Statement

Cyber Supply Inc.

(Name of Registrant As Specified In Its Charter)

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|_|            Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cyber Supply Inc.

(a Nevada corporation)

INFORMATION STATEMENT

AND

NOTICE OF ACTION TAKEN WITHOUT A MEETING

Date first mailed to stockholders: _____________, 2011

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Principal Executive Offices)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 1. Information Required by Items of Schedule 14A

Introduction

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of Cyber Supply Inc. (the “Company”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation. The Company’s Board of Directors and the holder of a majority of the Company’s outstanding shares of common stock have approved resolutions to amend the Company’s Articles of Incorporation as follows:

             Amend Article 1 of the Company’s Articles of Incorporation by changing the Company’s name from “Cyber Supply Inc.” to “CIG Wireless Corp.” (the “Name Change”).

The Amendment is described in greater detail below.

Approval of the Resolutions

Section 78.320 of the Nevada Revised Statutes and the Company’s Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action.

On October 24, 2011, the Board of Directors of the Company approved and recommended the Amendment.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of October 24, 2011 will have voted in favor of the foregoing proposal by written consent, and having sufficient voting power to approve such proposal through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

The Company has obtained all necessary corporate approvals in connection with the Amendment and your consent is not required and is not being solicited in connection with the approval of the Amendment.  This Information Statement is furnished solely for the purpose of informing stockholders in the manner required under the Securities Exchange Act of 1934 of these corporate actions before they take effect.

This Information Statement is dated October __, 2011 and is first being mailed to stockholders on or about October ___, 2011.  Only stockholders of record at the close of business on October __, 2011 are entitled to receive this Information Statement.

Effective Date

The Amendment will become effective on the earlier of (i) 21 days from the date this Information Statement is first mailed to the stockholders, or, (ii) such later date as approved by the Company’s Board of Directors, in its sole discretion.  The Amendment will become effective through the filing of a Certificate of Amendment with the Secretary of State of Nevada.  This Certificate of Amendment will include the following change:

                Article 1 of the Company’s Articles of Incorporation will contain the following: “Name of Corporation: CIG Wireless Corp.”

Dissenter's Rights of Appraisal

Neither the Articles of Incorporation and Bylaws of the Company nor the Nevada Revised Statutes provide for dissenters' rights of appraisal in connection with the Amendment.

Stock Certificates

Stockholders will be required to exchange their stock certificates for new certificates representing the shares of common stock after giving effect to the Amendment with our Transfer Agent.  Upon receipt of an existing stock certificate, Pacific Stock Transfer Company (the “Transfer Agent”), of 4045 S. Spencer Street, Suite 403, Las Vegas, NV 89119, Telephone number: 702-361-3033 will issue to the stockholder a new certificate representing the new name of the Company.

The certificates representing shares of newly authorized common stock is expected to contain the same restrictive legend on the shares of existing common stock in exchange for which the new share certificates are being issued.

Reasons for Amendment to the Articles of Incorporation

The Company has entered into a new line of business, involving the field of wireless services.  Accordingly, we are adopting a new name to reflect our new activities.

Voting Securities and Principal Holders Thereof

Voting Securities

As of the close of business on October 24, 2011, 18,008,500 shares of the Company’s common stock were issued and outstanding.  Each share of common stock is entitled to one vote on all matters upon which such shares can vote.  All shares of common stock are equal to each other with respect to the election of directors.

Directors and Executive Officers

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 24, 2011 by (i) each director of the Company; (ii) each of the Company's officers; (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock; and (iv) all directors and named executive officers as a group.  Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.  The percentage of ownership set forth below reflects each holder's ownership interest in 18,008,500 issued and outstanding shares of the Company's common stock.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Shares	Options/ Warrants	Total	Percentage of Shares Outstanding
Five Percent Shareholders
Wireless Investment Fund AG	10,000,000	0	10,000,000	55.5%
Enex Capital Partners AG (1)	1,500,000	0	1,500,000	8.3%
Executive Officers and Directors
Sebastien Koechli President, Chief Executive Officer and Director (1)	0	0	0	0
Gabriel Margent Director (2)	0	0	0	0
Romain Gay-Crosier Chief Financial Officer (3)	0	0	0	0
All Officers and Directors as a Group	0	0	0	0%

(1)     Mr. Koechli is a director of ENEX Group Management SA which is the parent company of ENEX Capital Partners AG.  Mr. Koechli does not have any power to vote or control disposition of any shares of the Company owned by ENEX Capital Partners AG

(2)     Mr. Margent was appointed as director of the Company on October 5, 2011.

(3)     Mr. Gay-Crosier serves as the controller of Enex Capital Partners AG, however, he has no powers to vote or control disposition of any shares of the Company owned by ENEX Capital Partners AG.

The mailing address for each of the listed individuals is Five Concourse Parkway, Suite 3100, Atlanta, GA 30328.

The Company is not aware of any pledges of any shares, options or warrants by any of the individuals or entities listed above.

Changes in Control

On October 3, 2011, Ms. Maria Shostak sold 11,500,000 shares of common stock to two purchasers in a private transaction (the “Change of Control Transaction”).  The purchasers in the Change of Control Transaction were Wireless Investment Fund AG, a Swiss investment company (“WIF”), and ENEX Capital Partners AG, a Swiss investment company (“Enex Capital”).  WIF acquired 10,000,000 shares of common stock from Ms. Shostak at an aggregate purchase price of $43,478 and Enex Capital acquired 1,500,000 Shares for an aggregate purchase price of $6,522.  The sources of capital for the Change of Control Transaction were derived from the working capital of WIF and Enex Capital, respectively.  As further inducement for WIF and Enex Capital to enter into the Change of Control Transaction, Ms. Shostak tendered and cancelled 13,500,000 shares of common stock.  After giving effect to such stock transfers and cancellations, there were 18,008,500 shares of common stock issued and outstanding, of which WIF owned 55.5% and Enex Capital owned 8.3%.  As of the close of business on October 3, 2011 WIF and Enex Capital were determined to be shareholders of record of the Company and were therefore eligible for participation in the four-for-one common stock dividend previously declared by the Board of Directors, payable on October 4, 2011 (the “Stock Dividend”). All share and per share amounts herein have been retroactively restated to reflect this Stock Dividend.

Ms. Shostak, in her capacity as the sole director of the Company, appointed Mr. Sebastien Koechli on August 8, 2011 to fill a vacancy on the Board of Directors of the Company.  Mr. Koechli was also appointed on August 8, 2011 as the Company's President and Chief Executive Officer.  Mr. Koechli has over 12 years of experience in private equity, banking and multinational environments. Since June 2006, Mr. Koechli has served as Director of ENEX Group Management SA (“Enex Group”).  The Enex Group is the parent company of Enex Capital which is a shareholder of the Company.  Mr. Koechli has led acquisitions of equity participations and investments in multiple markets and industries including aviation, telecom, food, cosmetics, renewable energies and natural resources. Mr. Koechli supervised debt and equity financing and has been involved in the listing of companies on NYSE-Euronext and the Swiss Stock Exchange. Mr. Koechli has also served on various Boards of Directors. Prior to that, Mr. Koechli served as Deputy Head of Securities at EFG Bank, Head of Arbitrage at Bank Edouard Constant and Mergers and Acquisitions consultant at Nestlé International's head office.

Ms. Shostak appointed Mr. Koechli to the Board and as an officer of the Company to obtain the benefit of his experience for purposes of review and assessment of a new business model for the Company.  There is no continuing arrangement or understanding among Ms. Shostak, WIF or Enex Capital or their respective affiliates and associates with respect to election of directors of the Company.  Enex Group, the parent company of Enex Capital, acts as an advisor to the CI Group.  The Enex Group is also advising the CI Group with respect to the prospective acquisition of the CI Group by the Company and Mr. Koechli will therefore recuse himself from any deliberation or voting with respect to determinations of the Board of Directors of the Company regarding such transactions.

 As of the date of filing of this Information Statement, the Company is unaware of any arrangement which may result in a change in control in the future.

Financial and Other Information

The Company hereby incorporates the following Reports into this Information Statement:

  The Company’s Annual Report on Form 10-K for the period ended February 28, 2011, as filed with the U.S. Securities and Exchange Commission on May 31, 2011;
  The Company’s Quarterly Report on Form 10-Q for the period ended August 31, 2011, as filed with the U.S. Securities and Exchange Commission on October 11, 2011;
  The Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on October 11, 2011;
  Amendment No. 1 to the Company’s  Quarterly Report on Form 10-Q for the period ended August 31, 2011, as filed with the U.S. Securities and Exchange Commission on October 25, 2011; and
  Amendment No. 1 to the Company’s Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on October 25, 2011.

Item 2.  Statement That Proxies Are Not Solicited

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Item 3.  Interest of Certain Persons in or Opposition to Matters to Be Acted Upon

None of the Company’s current or former officers or directors have any financial interest in the Amendment described herein except to the extent that they are shareholders of the Company.

Item 4.  Proposals by Security Holders

Not applicable as no stockholder proposals have been submitted.

Item 5.  Delivery of documents to security holders sharing an address

We will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written or oral request to us at the following address and telephone number:

Cyber Supply Inc.

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

Telephone number: (678) 332-5000

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

Where You Can Find More Information

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information the Company files at the Securities and Exchange Commission's public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  The Company's filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

October 25, 2011

By Order of the Board of Directors

/s/ Sebastien Koechli

Name:    Sebastien Koechli

Title:       President and Chief Executive Officer